Exhibit 10.2
Loan Number: 2757504497
SECURED LINE OF CREDIT PROMISSORY NOTE

$8,000,000.00	October 28, 2008
     FOR VALUE RECEIVED, LAKES ENTERTAINMENT, INC. (the “Borrower”), does hereby covenant and promise to pay to the order of FIRST STATE BANK (“Lender”), or its successors or assigns, at Lender’s office at 620 Chestnut Street, Conway, Arkansas, 72032, or at such other place as the Lender may designate to the Borrower in writing from time to time, in legal tender of the United States, the sum of Eight Million and No/100 Dollars ($8,000,000.00) or such lesser sum as shall have been advanced hereunder pursuant to the Secured Line of Credit Loan Agreement, along with interest at the Interest Rate as provided herein. The credit relationship evidenced hereby shall be non-revolving in nature.
     1. Definitions. As used throughout this Promissory Note, the following capitalized terms shall have the following meanings:
“Loan Agreement” shall collectively mean this Promissory Note; that Secured Line of Credit Loan Agreement; that Mortgage, Security Agreement and Absolute Assignment of Leases and Rents; that Absolute Assignment of Leases, Rents, Permits, Contracts and Agreements; that Regulatory Indemnification Agreement; that Collateral Assignment of Life Insurance Policy; and that Unconditional Guaranty; all executed by Borrower or Guarantor (as defined in that Secured Line of Credit Loan Agreement of even date herewith), as the case may be, in favor of Lender of even date herewith, and all other documents referenced therein or otherwise pertaining to this transaction.
“Event of Default” shall mean the Borrower’s failure to pay when due any required payment of principal, interest or other sums due hereunder and a continuance thereof for ten (10) days or Borrower’s failure to pay or perform any other condition or covenant of any nature as contained in the Loan Agreement or any other agreement between Borrower and Lender and all cure periods provided therein have expired.
“Interest Rate” shall mean 8.95% per annum.
“Lender Expenses” shall mean all reasonable legal fees, court costs, administrative charges and other costs of every nature Lender may incur in connection with the administration of this credit relationship.
“Maturity Date” shall mean that date which is twenty-four (24) months from and after the date of this Promissory Note.
     2. Principal Advances. Borrower shall be entitled to receive advances of principal hereunder upon Borrower’s compliance with and satisfaction of those conditions precedent to such advances as are set forth in that Secured Line of Credit Loan Agreement of even date herewith.

Loan Number: 2757504497
     3. Required Payments of Principal and Interest. Borrower shall pay interest and principal to Lender as follows:
     a. Interest Payments. Prior to the Maturity Date, Borrower shall pay to Lender on 10th day of the first month from and after the date of this Promissory Note and on the 10th day of each month thereafter until the Maturity Date, a sum equal to that interest, calculated at the Interest Rate, that has accrued against outstanding principal that has been advanced under this Promissory Note and based upon a 365-day year (or 366-day year in leap years).
     b. Payments Due at Maturity. If not previously paid, any and all unpaid principal and accrued but unpaid interest plus any other sums due hereunder shall be immediately due and payable on the Maturity Date. This Promissory Note is also subject to acceleration as set forth below.
     c. Application of Payments Received by Lender. All payments received by Lender from Borrower hereunder shall be applied first to Lender Expenses, then to interest due hereunder, then to principal due hereunder, or, upon the occurrence and continuation of an Event of Default, at the option of the holder, to any other indebtedness owed by Borrower or its affiliates to Lender or its successor, assigns or affiliates.
     4. Voluntary and Involuntary Prepayment. Borrower may prepay without premium or penalty all or any portion of this loan prior to maturity.
     5. Default and Acceleration. This Promissory Note shall be payable in full and all of the principal, interest and Lender Expenses outstanding shall, at the option of Lender, immediately become accelerated and due and payable in full without notice, demand or presentment upon the occurrence of an Event of Default. Upon the occurrence, and during the continuance, of an Event of Default, the Borrower shall pay all Lender Expenses and all other costs and expenses incurred by Lender of collection, including, without limitation, reasonable attorneys’ fees, whether incurred out of court, in workout discussions, in restructuring and renegotiation discussions or in litigation, including appeals and bankruptcy proceedings.
     6. Default Interest. Upon the occurrence of an Event of Default and continuing until Lender acknowledges in writing that said Event of Default has been cured or waived, all principal and interest owing and outstanding under this Promissory Note or otherwise shall immediately begin bearing interest until paid in full at a rate equal to the lesser of (a) 12% or (b) the maximum rate of interest which Lender may by law charge and collect.
     7. Late Fees. Borrower shall pay to Lender a late payment fee equal to 10% of the delinquent amount; provided that such late payment fee shall not be less than $25, nor more than $500, per delinquency should any installment due hereunder not be paid within ten days after the due date, it being understood that such fee shall reimburse Lender for administrative, servicing, collection and other costs incurred as a result of said delinquency. Payments received hereunder after Lender’s cut-off time, as determined by Lender from time to time, or on weekends or holidays will be credited as of the next Business Day.

Loan Number: 2757504497
     8. Security and Collateral for Repayment. This Promissory Note is secured by the collateral referred to in the Loan Agreement.
     9. Usury. Borrower acknowledges that it has agreed to pay interest on the principal balance outstanding hereunder at the Interest Rate. The Lender does not intend to violate any applicable usury laws. Accordingly, all agreements between Borrower and Lender are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to the Lender hereunder exceed the maximum rate allowed by applicable law. If, from any circumstances whatsoever, fulfillment and payment of Borrower’s obligations, at the time performance of such obligation shall be due, shall cause the effective rate of interest upon the sums evidenced hereby to exceed the maximum rate of interest allowed by applicable law, then, the obligation to be fulfilled shall be reduced automatically to the extent necessary to prevent that effective rate of interest from exceeding the maximum rate allowable under applicable law and to the extent that the Lender shall receive any sum which would constitute excessive interest, such sum shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest; or, if such excessive interest exceeds the unpaid balance of principal, the excess shall be refunded to Borrower. This provision shall control every other provision of all agreements between Borrower and the Lender including, without limitation, the Loan Agreement.
     10. Waivers. All parties to this Promissory Note, whether Borrower, principal, surety, guarantor, endorser, or any other party, hereby waive presentment for payment, demand, protest, notice of protest, notice of non-payment, and notice of dishonor, impairment of recourse and impairment of security. The failure of the holder of this Promissory Note to exercise any right hereunder shall not preclude the holder from exercising any other right which the holder may be entitled to exercise upon the happening of such event and the failure to exercise any right hereunder which the holder may be entitled to exercise shall not constitute a waiver of the right to exercise said right or any other right upon the subsequent occurrence of any such event nor shall any waiver by the Lender of any such right or rights on any one occasion be deemed a bar to or waiver of the same right or rights on any future occasion. All endorsers, guarantors, sureties or other persons who may now or hereafter be liable for the payment of this Promissory Note, by endorsing, guaranteeing or assuming this Promissory Note, consent to all of the terms and conditions herein contained and agree that this Promissory Note may be modified, extended or renewed in whole or in part, without notice, including (a) the impairment, substitution, exchange or release at any time or times of all or any part of any security or collateral security now or hereafter furnished, (b) the release of, or the impairment of the right of recourse against Borrower or any endorser, guarantor, surety or any other person now or hereafter liable hereon, (c) the substitution of, renewal or extension of this Promissory Note, (d) the modification of any terms hereof, or other agreement now or hereafter given in connection with or as security for this Promissory Note, and (e) any change in the rate of interest, if any, hereon or the imposition of any fees whether authorized under this Promissory Note, or any note, mortgage, security agreement, loan agreement, or any other agreement now or hereafter given in connection with or as security for this Promissory Note.

Loan Number: 2757504497
     11. No Modifications. This Promissory Note may not be changed, modified or amended orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.
     12. Choice of Laws. This Promissory Note is to be construed and enforced in accordance with the laws of the State of Arkansas and applicable federal law. In the event of any dispute concerning the interpretation, application or enforcement of this Promissory Note, or any other document executed in connection herewith, the sole and exclusive venue for same shall be the Circuit Court in and for the County of Faulkner, State of Arkansas. Borrower hereby consents to the jurisdiction of said Court. The Lender and the Borrower understand, acknowledge and agree the Promissory Note is governed by the laws of the State of Arkansas and applicable federal law, including, without limitation, the provisions of federal law which relate to the maximum interest rate or amount of interest, discount points, finance charges, or other similar charges allowed, including, without limitation, Section 731 of the Gramm-Leach-Bliley Financial Modernization Act of 1999 as codified at 12 U.S.C. § 1831u.
     13. Severability. In the event that any one or more of the provisions contained in this Promissory Note or in any other loan document executed in connection herewith shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Promissory Note or any other loan document executed in connection herewith, and in lieu of such invalid, illegal or unenforceable provision there shall be added automatically as part of this Promissory Note a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable thereafter.
     14. Binding Effect. This Promissory Note and all covenants, promises and agreements contained herein or associated herewith shall be binding upon and inure to the benefit of the respective legal representatives, personal representatives, devisees, heirs, successors and assigns of the Lender and the Borrower. The term “Lender” shall be deemed to mean the holder of this Promissory Note from time to time.
     15. No Joint Venture. Borrower recognizes and agrees that the relationship between Lender and Borrower shall be strictly construed as a relationship between a debtor and a secured party and never as a joint venture or similar relationship between Lender and Borrower. Lender shall not be obligated to perform or discharge any obligation or duty of Borrower with respect to (a) the operation of the mortgaged property or (b) the performance of any obligations under any leases affecting the mortgaged property. Borrower covenants and agrees to hold harmless, defend and indemnify the Lender from and any liability arising with respect to (a) Borrower’s operation of the mortgaged property or (b) Borrower’s performance of any of its covenants or obligations under any of the leases pertaining to the mortgaged property.
     16. [RESERVED].
     17. JURY WAIVER. MAKER HEREBY WAIVES MAKER’S RIGHT TO A JURY TRIAL IN THE EVENT OF ANY DISPUTE OR LITIGATION ARISING HEREUNDER OR UNDER ANY RELATED DOCUMENTS EXECUTED IN CONNECTION HEREWITH. MAKER

Loan Number: 2757504497
COVENANTS AND AGREES THAT THE SOLE AND EXCLUSIVE JURISDICTION AND VENUE FOR ALL LITIGATION ARISING IN CONNECTION WITH THE ENFORCEMENT, COLLECTION OR ADMINISTRATION OF THIS PROMISSORY NOTE SHALL REST EXCLUSIVELY IN FAULKNERCOUNTY, ARKANSAS AND BORROWER WAIVES ALL RIGHTS TO ASSERT OTHERWISE.

BORROWER:

LAKES ENTERTAINMENT, INC.

By:	/s/ Timothy Cope
Title:	President and Chief Financial Officer
ACKNOWLEDGMENT
STATE OF Minnesota                       )
                                          )ss.
COUNTY OF Hennepin                     )
     Personally appeared before me, the undersigned authority in and for the said county and state, on this 28th day of October, 2008, within my jurisdiction, the within-named Timothy Cope, who acknowledged that he/she was the President and Chief Financial Officer, of LAKES ENTERTAINMENT, INC. a Minnesota business corporation, and that, for and on behalf of the said Corporation and as its act and deed, he/she executed the above and foregoing Promissory Note after first having been duly authorized by said Corporation to do so.

/s/ Tamora R. Hartman
Notary Public

My Commission expires:
January 31, 2012